SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2004

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)		48430-0725 (Zip Code)

Registrant's telephone number, including area code: (810) 629-2263

Item 7	Financial Statements and Exhibits. Exhibit 99.1 Press release dated January 16, 2004

Item 12	Results of Operations.

                     On January 16, 2004, Fentura Financial, Inc. issued a press release announcing fourth quarter earnings and full year 2003 results. A copy of the press release is attached as Exhibit 99.1.

                     The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 16, 2004	FENTURA FINANCIAL, INC. (Registrant)
	By:	/s/ Donald L. Grill Name: Donald L. Grill Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit 99.1    Press Release Dated January 16, 2004.

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Ronald L. Justice The State Bank (810) 714-3902 January 16, 2004

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS

        Fentura Financial, Inc. reported earnings for the year ended December 31, 2003 of $3,788,000 or $2.01 per share* compared to $3,466,000 or $1.82 per share* for 2002. During the year, net interest income which had been on a declining trend increased $601,000 or 5%. Non interest income increased $1,472,000 with services charges on deposit accounts and the gain on the sale of mortgage loans contributing principally to the year-to-year increase. Total income gains were more than adequate to offset year-to-year increases in non interest expense and provision for loan losses.

        Fentura Financial, Inc. achieved earnings for the fourth quarter ended December 31, 2003 of $890,000 or $.47 per share* compared to $1,171,000 or $.62 per share* for 2002. The decline in net income for the quarter compared to the prior year was principally attributable to a decline in mortgage loan production as market interest rates for residential mortgage loans moved upward.

        Total assets at December 31, 2003 of $419,966,000 increased $79,483,000 or 23% over 2002. Net loans increased $28,806,000 led by a 14.5% increase in commercial loans outstanding. Total deposits increased $52,656,000 or 17.8% over 2002.

        During the fourth quarter, Fentura completed a $12,000,000 private placement of floating rate trust preferred securities through its wholly-owned subsidiary, Fentura Financial Capital Trust I. Fentura plans to use the net proceeds as the primary source for funding its proposed acquisition of West Michigan Community Bank, Hudsonville, Michigan. The pending acquisition was announced during the fourth quarter of 2003. The transaction, which is expected to be completed during the first quarter of 2004, remains subject to regulatory approval and approval by the shareholders of West Michigan.

        Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Affiliates include The State Bank with offices serving Fenton, Linden, Holly and Grand Blanc; and Davison State Bank with offices serving the Davison area. Fentura Financial, Inc. shares are publicly traded “over the counter” under the “FETM” trading symbol.

*Per share data adjusted for 10% stock dividend payable February 13, 2004.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” “expect,” “potential,” “plans” and similar expressions identify forward-looking statements Forward-looking statements include, but are not limited to, statements concerning future acquisitions and use of funds. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for service and the market for the Company’s stock and the stock market generally. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission